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                                                                   Exhibit 10(e)

                  NON-COMPETITION AND CORPORATE OPPORTUNITIES
                              ALLOCATION AGREEMENT

         THIS NON-COMPETITION AND CORPORATE OPPORTUNITIES ALLOCATION AGREEMENT (this "Agreement") is made as of the ____ day of ______________, 1997, between Kennametal Inc., a Pennsylvania corporation ("Kennametal"), and JLK Direct Distribution Inc., a Pennsylvania corporation ("JLK").

                                    RECITALS

         A. Kennametal owns all of the issued and outstanding Class B Common Stock, par value $.01 per share, of JLK, and JLK is a member of Kennametal's "affiliated group" of corporations for federal income tax purposes.

         B. JLK is effecting an initial public offering (the "Offering") of shares of Class A Common Stock, par value $.01 per share, of JLK (the "Class A Common Stock").

         C. Upon completion of the Offering, JLK will cease to be a wholly-owned subsidiary of Kennametal.

         D. In order to preserve and enhance the goodwill of the assets and business of each of JLK and Kennametal, each of JLK and Kennametal desires to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of their mutual promises and obligations herein contained and intending to be legally bound hereby, the parties do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and Recital, the following terms will have the following meanings, applicable to both the singular and plural forms of the terms described.

         "AFFILIATE" means any person which directly or indirectly controls, is controlled by, or is under common control with a person. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided, however, that for the purposes of this Agreement, JLK and its subsidiaries shall not be Affiliates of Kennametal, and Kennametal and its subsidiaries (other than JLK and its subsidiaries) shall not be Affiliates of JLK.

         "BASE BUSINESS" means the direct marketing of a broad range of metalworking consumables and related products through catalogs, monthly promotional flyers, additional mailings and advertisements, telemarketing efforts, direct sales efforts and showrooms targeted at small and medium sized metalworking shops as well as the supply of consumable tooling and related metalworking products at designated manufacturing plants of large industrial customers through integrated industrial supply programs.

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         "EFFECTIVE DATE" means the date on which the purchase and sale of shares of Class A Common Stock pursuant to the Offering first occurs.

         "FAIR MARKET VALUE" means the value determined as such by an independent investment banking firm mutually selected by Kennametal and the JLK Independent Directors.

         "INTERCOMPANY AGREEMENTS" means collectively, (i) those certain agreements by and between Kennametal and JLK with respect to administrative services, product supply, tax-sharing, indemnification, intercompany debt/investment, non-competition and corporate opportunities, cash management and corporate matters; and (ii) those certain agreements by and between Kennametal and J&L America, Inc. with respect to leasing, shared facilities and warehousing.

         "JLK INDEPENDENT DIRECTORS" means the directors of JLK who are not employees of JLK or Kennametal or an Affiliate of Kennametal.

         "KENNAMETAL PRODUCTS" means the products manufactured by or for Kennametal or its Affiliates and branded as such and such other products and goods to be sold to and distributed by JLK pursuant to the Product Supply Agreement.

         1.2 INTERNAL REFERENCES. Unless the context indicates otherwise, references to articles, sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE 2

                    COMPETITION AND CORPORATE OPPORTUNITIES

         2.1  NONCOMPETITION BY KENNAMETAL OR AFFILIATES. Except as provided in
Section 2.3, below, Kennametal agrees that for as long as any of the Intercompany Agreements is in effect, neither Kennametal nor any of its Affiliates will compete with JLK in the Base Business anywhere in the world, except as set forth in Section 2.2 below. Kennametal further agrees that for so long as any of the Intercompany Agreements is in effect, it will not sell, offer to sell, distribute or otherwise make available Kennametal Products to anyone who intends to direct market such products and therefore competes directly or indirectly with JLK's direct marketing program, except with respect to those contracts, arrangements or relationships as set forth in Exhibit 2.1 attached hereto or with the prior written consent of JLK. For purposes of clarity, Kennametal shall be able to sell, offer to sell, distribute or otherwise make available Kennametal Products to entities engaged in the integrated industrial supply programs business which compete with JLK or its Affiliates.

         2.2 NONCOMPETITION BY JLK OR ITS AFFILIATES. JLK agrees that for as long as any of the Intercompany Agreements is in effect, neither JLK nor any of its Affiliates will sell, offer to sell, distribute or otherwise make available any products which compete directly or indirectly with the Kennametal Products, without the prior written consent of Kennametal, except in connection with the provision of integrated industrial supply programs as may be required specifically by customers thereof.

         2.3 EXCEPTIONS TO NONCOMPETITION BY KENNAMETAL OR AFFILIATES. The restrictions contained in Section 2.1 shall not apply to any Base Business where JLK has been offered by Kennametal, an Affiliate of

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Kennametal or a third party the right to acquire such Base Business at Fair
Market Value and the JLK Board of Directors shall have determined, for whatever reason, that it shall not acquire such business.

         2.4 ALLOCATION OF CORPORATE OPPORTUNITIES. Kennametal will have the right as to any future business opportunities outside the scope of the Base Business, and will have the right as to any future business opportunities outside the scope of the Base Business but which are reasonably related to the Base Business, to determine the allocation thereof based solely upon Kennametal's evaluation of what is in the best interests of Kennametal under the circumstances.

         2.5 KENNAMETAL DETERMINATION BINDING. The good faith determination of Kennametal as to the scope of the Base Business, the applicability of the exception provided for in Section 2.3 or the allocation of any corporate opportunities by Kennametal pursuant to Section 2.4, shall be conclusive and binding for all purposes.

                                   ARTICLE 3

                              TERM AND TERMINATION

         3.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for ten (10) years thereafter, unless terminated earlier pursuant to Section 3.2 or extended by the mutual agreement of the parties.

         3.2 TERMINATION. Kennametal shall have the right to terminate this Agreement upon the occurrence of any of the following events:

              (a) A material breach of this Agreement by JLK or any of its Affiliates that is not cured within thirty (30) days after receipt of written notice of such breach from Kennametal; or

              (b) A material breach by JLK of the Product Supply Agreement which is not cured within thirty (30) days after receipt of written notice from Kennametal; or

              (c) Kennametal and its Affiliates own shares representing less than a majority of the voting power of the outstanding common stock of JLK.

                                   ARTICLE 4

                             RESOLUTION OF DISPUTES

         4.1 ARBITRATION. Any dispute, controversy or claim between Kennametal and JLK arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in Pittsburgh, Pennsylvania under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

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                                   ARTICLE 5

                            MISCELLANEOUS PROVISIONS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Pennsylvania without regard to principles of conflicts of laws of any jurisdiction.

         5.2 NOTICES. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows:

         IF TO KENNAMETAL:      Kennametal Inc.
                                State Route 981 South
                                P. O. Box 231
                                Latrobe, PA  15650
                                Attn:
                                Fax No.:

         IF TO JLK:             JLK Direct Distribution Inc.
                                State Route 981 South
                                P. O. Box 231
                                Latrobe, PA  15650
                                Attn:
                                Fax No.:

Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

         5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

         5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

         5.5 AMENDMENTS. This Agreement may be changed, amended, modified, or rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

         5.6 WAIVERS. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

         5.7 RELATIONSHIP. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

         5.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may any rights under this Agreement be assigned by either party, without the prior written consent of the other party,

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except by operation of law. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KENNAMETAL INC.                             JLK DIRECT DISTRIBUTION INC.

By ____________________________________     By _______________________________

Name __________________________________     Name _____________________________

Title _________________________________     Title ____________________________


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                                  EXHIBIT 2.1

              (EXISTING CONTRACTS, ARRANGEMENTS OR RELATIONSHIPS)